SIGNATURES



Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       WATTS INDUSTRIES, INC.


Date:   	February 14, 1995         				By: /s/Timothy P. Horne
							                                    -------------------
                                           Timothy P. Horne
							                                    President



Date:   	February 14, 1995 	         	By: /s/Kenneth J. McAvoy
                                           -------------------
    		                                     Kenneth J. McAvoy
					                                      Chief Financial Officer
					                                      and Treasurer